Calculation of Filing Fee Tables
S-3
Bumble Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.01 per share	Other	58,618,411	$ 2.85	$ 167,062,471.35	0.0001381	$ 23,071.33
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 167,062,471.35		$ 23,071.33
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 23,071.33
			Net Fee Due:						$ 0.00
Offering Note
[1]	This Registration Statement registers 58,618,411 shares of Class A common stock, par value $0.01 per share ("Class A Common Stock"), for resale by certain selling stockholders (the "Selling Stockholders") identified in the Registration Statement and related prospectus. There is also being registered such indeterminate number of shares of Class A common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The proposed maximum aggregate offering price is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based on the average of the high and low price of the Registrant's Class A common stock on March 10, 2026, as reported on the Nasdaq Global Select Market.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Bumble, Inc.	S-3	333-270220	03/02/2023		$ 23,071.33	Equity	Class A Common Stock, par value $0.01 per share	58,618,411	$ 1,419,151,730.30
Fee Offset Sources		Bumble, Inc.	S-3	333-270220		03/02/2023						$ 23,071.33
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Pursuant to Rule 457(p) under the Securities Act, a registration fee of $271,512.04 was paid with respect to securities available for issuance under a Registration Statement on Form S-3ASR (Registration No. 333-270220) initially filed by the registrant on March 2, 2023 (the "Prior Registration Statement"), which registered 101,768,345 shares of Class A Common Stock for resale by the Selling Stockholders, who were also identified in the Prior Registration Statement and related prospectus. Pursuant to Rule 457(p), $156,390.52 is presently available for offset. The $23,071.33 registration fee associated with this Registration Statement is hereby offset against the prepaid registration fees made in connection with the securities available for issuance under the Prior Registration Statement. The offering of the unsold securities under the Prior Registration Statement expired on March 2, 2026.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A